UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement.

The information set forth below under Item 5.03 regarding the amendment to the Agreement of Limited Partnership of Landmark Apartment Trust of America, Inc. (the “Company”) is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2013 (the “July 5, 2013 Form 8-K”), on June 28, 2013, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company agreed to issue and sell, for cash, to iStar Apartment Holdings LLC (“iStar”), a Delaware limited liability company and an affiliate of iStar Financial Inc., and BREDS II Q Landmark LLC, a Delaware limited liability company (“BREDS”, and together with iStar, the “Investors”), an aggregate of up to $219 million in shares of the Company’s 8.75% Series D Cumulative Non-Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”). As further disclosed in the July 5, 2013 Form 8-K, the Company made the initial issuance of shares of the Series D Preferred Stock to the Investors for an aggregate of $98,583,000 in proceeds on June 28, 2013. Pursuant to the terms of the Securities Purchase Agreement, during a period of up to six months from the date thereof, the Company can require the Investors to purchase, on the same pro rata basis as their initial purchase of shares of the Series D Preferred Stock, up to an aggregate of 12,041,700 additional shares of Series D Preferred Stock for cash at a price of $10.00 per share, for an aggregate of $120,417,000.

On September 9, 2013, and in accordance with the terms of the Securities Purchase Agreement, the Company issued and sold, for cash, to (i) iStar 1,020,000 additional shares of the Series D Preferred Stock, at $10.00 per share, and (ii) BREDS 510,000 additional shares of the Series D Preferred Stock, at $10.00 per share, for aggregate of $15,300,000 in proceeds. The proceeds from the sale of the Series D Preferred Stock will be used by the Company to acquire and renovate additional multi-family properties.

The shares of Series D Preferred Stock were issued and sold by the Company in a private placement pursuant to Section 4(2) under the Securities Exchange Act of 1933, as amended.

Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On September 9, 2013, the Company filed Articles of Amendment (“Articles of Amendment”) with the State Department of Assessments and Taxation of Maryland (“SDAT”), amending certain provisions of the Articles Supplementary of the Series D Preferred Stock filed with SDAT on June 28, 2013 (the “Articles Supplementary”). The Articles of Amendment revised the calculation of the number of days in the dividend period preceding a new issuance of shares of Series D Preferred Stock. The Articles of Amendment also provide that any calculation made pursuant to the Articles Supplementary will be made as if the amendment had been in effect on the original issuance date of June 28, 2013.

In addition, on September 9, 2013, Landmark Apartment Trust of America Holdings, LP, the Company’s operating partnership, adopted the Sixth Amendment to its Agreement of Limited Partnership, which made changes to conform to the Articles of Amendment described above.

The material terms of the Articles of Amendment and the Sixth Amendment to the Agreement of Limited Partnership are qualified in their entirety by the agreements attached as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Exhibits and Financial Statements.

(d). Exhibits:

Exhibit Number	Description

3.1	Articles of Amendment amending certain provisions of the Articles Supplementary for the designation of the 8.75% Series D Cumulative Non-Convertible Preferred Stock, dated September 9, 2013

3.2	Sixth Amendment to Agreement of Limited Partnership of Landmark Apartment Trust of America Holdings, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 13, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment amending certain provisions of the Articles Supplementary for the designation of the 8.75% Series D Cumulative Non-Convertible Preferred Stock, dated September 9, 2013

3.2	Sixth Amendment to Agreement of Limited Partnership of Landmark Apartment Trust of America Holdings, LP.

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